UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

6004 Tealside Court, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 260-2866

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01(a) ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

American International Ventures, Inc. (the “Company”) has leased from Martha Alvarez Echeverria approximately 10 hectares or twenty two and a half acres (22 ½) that are identified as Section B of Parcel 29 Z-C P-1 of the “18 de Marzo” Ejido and another plot which is occupied by a house with no street number at the Lazaro Cardenas Street at the township of Ojos Negros, both properties located at the Municipal District of Real del Castillo, Baja California.  There is no current or past relationship between the Company and the lessor, Martha Alvarez Echeverria.

The five year lease at $300 per month states the properties are being occupied by AIVN for purposes related to Company business in the mining industry. The lease will be assigned to Oro de AIVN S.A. de C.V. the Mexican subsidiary corporation recently formed by AIVN that presently occupies both properties.

A copy of the lease is attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Lease Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Jack Wagenti
Jack Wagenti, Chairman	Date: January 14, 2013